Exhibit 10.104

Date:  April 9, 2001

Title for:

Banco Nacional de Comercio Exterior (National Foreign Trade Bank), Sociedad Nacional de Crédito (National Credit Company).

Certified Copy:

Of the deed on the Loan Agreement executed between Banco Nacional de Comercio Exterior, represented herein by S.B. Márquez & J.A. Pérez Pastrana (hereinafter, “Creditor”), Industrial Exportadora Famián S.A., represented herein by C.Razón Reyes (hereinafter, “Debtor”) and Tarrant Apparel Group, Inc., represented by H.J.Marín Ruíz (hereinafter, “Obligee”.

Date:  April 9, 2001

Agreement:

I.  Debtor has requested the Opening of a Loan to Creditor.

II.  Debtor is the legitimate owner of the machinery and equipment consisting in seven units located at F-3 13 Oriente No. 326 Int. “A” Colonia Guadalupe Hidalgo Tehuacán, Puebla; F-4 L1 13 Oriente No. 326 Interior “B” Colonia Guadalupe Hidalgo Tehuacán, Puebla; F-4 L2 13 Oriente No. 326 Interior “C” Colonia Guadalupe Hidalgo Tehuacán, Puebla; F-2 Av. Pastor Rouaix No. 1306 Colonia Guadalupe Hidalgo Tehuacán, Puebla; F-6 B Av. Independencia Poniente 625 Colonia La Arcadia Tehuacán Puebla; F-6 A Av. Independencia Poniente 625 Colonia La Arcadia Tehuacán Puebla [illegible].

Camacho Pte. 75 Ajalpan Puebla; F-5 Av. Veracruz No. 501 Vicente Guerrero, Puebla; Balseca Av. Adolfo López Mateos No. 3622 Tehuacán Puebla. There are no liens on either company or company assets.

III.  Tarrant Apparel Group, Inc. is Obligee, jointly and severally.

IV.  Holding true the foregoing, Creditor grants the loan pursuant to the following articles:

ARTICLES

LOAN AMOUNT

First.    Creditor grants Debtor a Loan for a total amount of TEN MILLION U.S. DOLLARS. No interests, costs, or fees are therein included.

PURPOSE

Second:    Debtor shall invest Loan to finance its working capital in the pre-export stage and for export sales, pursuant to the list of goods to be purchased attached herein as Exhibit A, and for up to 70 % of contracts and/or orders.

Third:    Loan shall be at the disposal of Debtor for a five-year term as of the date of the signing of this Agreement, by disbursement and for up to 70 % of the total amount of this Agreement, according to the export orders submitted to the Creditor three business days in advance, including in the request the following documents:

•	Delivery Notice

•	Note requesting assignment of funds.

•	Copy of order, or direct export contracts.

Creditor may restrict the term of provision and the amount of the Loan available by written notice to Debtor.

LOAN DISPOSAL

Debtor may not dispose of the Loan unless the following takes place:

1.  Debtor has delivered all the necessary documents.

2.  Debtor has submitted the bank card with authorized signatures.

3.  This agreement has been submitted to the Public Registry of Property and Trade.

4.  Debtor capitalizes the reported liability amounting to $59,563,000 Mexican pesos and reported profits of $30,700,000 Mexican Pesos, both recorded on September 30, 2000.

Creditor may cancel the granting of the Loan out of any infringement by Debtor of this Agreement and any contract infringement between Debtor and:

1.  Shareholders of Debtor.

2.  Any company in which Debtor has at least a 49 % share participation.

3.  Any company in which shareholders are shareholders of Debtor.

Shareholder is understood to be any shareholder with at least a 49 % participation.

TERMS AND CONDITIONS OF PAYMENT

Fourth.    The term for each assignment of funds shall be the sum of the time necessary to produce the goods financed by the Loan, the term granted by Debtor to its customers in the sale of the said goods according to the records submitted by Debtor for each assignment of funds. In any case, the term shall be no more than 180 days as of the date of assignment of funds.

Debtor shall pay Creditor the amount, interests, and fees of the Loan as follows:

in U.S. Dollars or in the agreed upon currency, to the Citibank account Creditor has in N.Y., and, whenever payment is due on a holiday or non-business day, payment shall be due on the following business day.

Debtor may choose another place of payment prior written notice to Creditor.

ADVANCE PAYMENT

Creditor reserves the right to accept advance payments from Debtor whenever such advance payments are not made due to an obligation by Debtor in favor of Creditor, and if Creditor accepts such voluntary payments by Debtor, Creditor reserves the right to point out the terms and conditions in which such payments shall be accepted and applied.

CLAIMS

Both Creditor and Debtor may file a claim prior a 15-day written notice to the other party.

INTERESTS

Fifth.    The applicable interest rate for each assignment of funds shall be agreed by both Creditor and Debtor, prior to the specific assignment of funds and, if parties fail to agree, Creditor shall be entitled to deny the granting of the pertinent assignment of funds.

BACK PAYMENTS

Sixth.    If any payment in U.S. Dollars is not met at its due date, as of that date Debtor shall pay to Creditor the back payment interest at a rate equal to two [illegible] agreed under the terms of this Agreement, this rate may be revised and adjusted biannually.

COMMISSIONS

Seventh.    Debtor shall pay Creditor the following commissions:

1.  For the handling of the Letters of Credit or Direct Supplier Payments.

2.  For bank services as agreed.

3.  For the opening of the Loan, calculated as a 0.2 % of the total Loan amount, payable at the signing of this Agreement.

OBLIGATIONS TO PERFORM OR AVOID

Eighth.    Debtor shall fulfill the following obligations:

a)  Provide the necessary records to substantiate the use of the funds.

b)  Submit in the last week of the months of February, May, August, and November of each year, the in-house Financial Statements, including Assessment Reports of its main joint accounts, with information on the closing of the months of December, March, June, and September.

c)  Submit Financial Statements with the Annual Reports during the term of the Loan, including the text of the report and explanatory notes, beginning with the ones pertaining to the Business Year in which the funding started. Such Financial Statements shall be submitted within 120 days subsequent to the closing of the Business Year.

d)  Submit any information requested by Creditor due to Loan.

e)  During the term of the Loan, there should be a favorable report from Dun Bradstreet on each company previously authorized by Creditor and whose orders shall be financed: The Limited, Express, Lerner NY, Lane Bryant, Henri Bendel, Liz Clayborn [sic], Donna Karan, [illegible], & Tommy Hilfiger, effective for not more than six months. Debtor shall pay the costs arising from the investigation into such companies.

f)  Debtor shall submit “Use of Proceeds” at least five days after the due date of each assignment of funds.

g)  Debtor shall submit invoices of the orders financed by Creditor within at least 120 days as of the date of each assignment of funds.

h)  During the term of the Loan, the level of indebtedness of Debtor shall be less than 60%, understood as the quotient of the total liability divided by the total assets of the Debtor.

i)  The Loan shall not exceed 60 % of the total short-term liabilities of Debtor.

SECURITIES

Nineth.    Debtor guaranties compliance with the provisions of this Loan Agreement with the assets purchased by means of the Loan as well as with the output, products, or goods obtained from such Loan, even when such goods are prospective or outstanding.

Debtor shall not lease out nor license the assets that constitute the collateral security for this Agreement, nor shall Debtor encumber such assets to third parties.

ASSIGNMENT OF RIGHTS

Debtor assigns to Creditor the Debtor’s rights arising from all agreements with Debtor’s customers, as well as the pertinent records attesting to such rights, such as invoices and other similar business records.

Debtor shall submit to Creditor such records, duly assigned, with a note included therein that gives notice of such assignment to customer, attached herein as Exhibit B, as well as obtain from these customers who are debtors in relation to the rights assigned to Creditor proof of such notice of assignment, i.e., a document signed by the said debtors in which they acknowledge receipt of the notice, pursuant to the standard form attached herein as Exhibit C.

If Debtor receives payment on the assigned rights, Debtor shall deliver such payment to Creditor within 24 hours of its receipt, and if Debtor fails to do so, Debtor shall pay to Creditor an interest rate on such amount equal to the back payment interest set forth in this Agreement. [illegible]

BAILEE

Debtor holds the assets provided as collateral security in the locations indicated on page 2 of this summarized translation and shall not move them unless authorized in writing by the Creditor. To all legal effects Debtor shall be the Bailee.

As of the signing of this Agreement, Creditor is entitled to remove such assets from the care of the Bailee prior written notice to Debtor and to Bailee. Bailee is not entitled to any fees while serving as such.

MORTGAGE ON THE WHOLE UNIT

Debtor guaranties compliance with the obligations stemming from this Agreement and the use of the Loan, constituting a mortgage in favor of Creditor on the whole business unit of which

Debtor is the proprietor, such unit made up of the assets detailed in the Exhibit D attached herein.

In the case of a mortgage foreclosure, the appraisal of assets shall be determined by a bank, authorized by mutual consent within 15 running days of such event or the Banco Nacional de México shall perform the appraisal.

The mortgage shall last until Debtor has paid in full the debt and its costs and fees.

If Debtor fails to comply with such payment, Creditor may auction off the mortgaged assets, in part or in whole, at its own choice and without any prior written consent by Debtor.

Debtor agrees that, in the event of a dispute, it shall no longer be the Bailee of the mortgaged or foreclosed assets, except whenever Creditor consents to having a Bailee and in that case, the Bailee appointed by Creditor, other than Debtor, shall take immediate possession of the mortgaged or foreclosed assets without having to post bail.

The total worth of the assets shall not be less than 143 % of the liabilities taken on by Debtor plus additional costs.

Without prior written consent by Creditor, Debtor shall not lease nor license the assets that serve as collateral security nor shall Debtor encumber such assets on third parties.

The collateral secured in the Article herein shall last as long as the capital, its interests, and further additional costs are unpaid even if in excess of 5 years. Parties agree there will be no decrease in collateral due to a decrease in the Loan.

If Debtor enters into any of the advance cancellations of this Agreement mentioned herein, Debtor commits to selling off the mortgaged assets and to deliver the money from the sale to Creditor to partly pay the Loan.

Debtor grants Creditor an irrevocable mandate to dispose of the sale of the mortgaged assets and to direct such funds to pay the Loan and its additional costs, with no other obligation than to ensure a fair market price on the sale of the mortgaged assets. Creditor shall meet such obligation if Creditor: orders the appraisal of assets by a banking institution, bases the first bid on such amount appraised and the selling price in such case is never less than 75 % of such amount.

Creditor is mandated to perform as an agent for any lawsuits and debt collection.

Creditor and Debtor agree that should Debtor incur any grounds for advance termination pursuant to Articles 11.A and 11. G of this Agreement, Creditor grants Debtor a 3-month period as of the date of this event to fulfill such obligations before executing its mandate pursuant to the previous paragraph.

OBLIGEE, JOINTLY AND SEVERALLY

TARRANT APPAREL GROUP, INC. is the Obligee, jointly and severally, pursuant to this Agreement.

Likewise, Obligee, as a guaranty, subscribes the negotiable instruments subscribed pursuant to the Loan.

INSURANCE

Tenth.    Debtor shall hire an insurance to pay for the assets under financing and for the assets that constitute the collateral security, including the risk inherent in the transportation of such assets and the regular course of business, up to 100 % of the Loan amount plus additional costs, or to endorse any existing insurance policies, with the Creditor as preferential beneficiary.

Debtor shall submit a copy of the insurance policy with the pertinent endorsement to Creditor within 30 days subsequent to the original endorsement and copies of the premium payments as soon as they are paid, such policy being effective as long as the Loan remains unpaid.

If Debtor fails to do so, Creditor may hire an insurance, payable by Debtor, with an annual interest rate of 50%. Debtor shall pay Creditor this amount plus additional costs within 3 days subsequent to receipt of such notice from Creditor.

GROUNDS FOR ADVANCE TERMINATION

Eleventh.    There shall be advance termination of the Loan if Debtor:

a)  Fails to pay on schedule one or more payments, be they of capital, interests, or commissions.

b)  Uses the Loan, in part or in full, for purposes other than the ones mentioned herein, without prior authorization by Creditor.

c)  Or if the assets secured as collateral are sold, seized, encumbered, leased, if a substantial part of the assets of Debtors are sold or encumbered, or if Debtor changes its business address or the location of the collateral security, or Debtor changes the company without the prior written consent of the Creditor, or if the encumbered assets are no longer destined for the normal course of business.

or the collateral is not recorded in the place and extent agreed upon owing to Debtor.

d)  Taxes or any other fiscal debt are left unpaid, including social security contributions.

e)  Neglects the administration of the company or fails to provide due care according to Creditor.

f)  If for whatever reason, including strikes, lack of supplies, etc., work is cancelled.

g)  Any other breach of contract as provided herein, or if compliance with this Agreement brings on a breach of contract in some other agreement between Debtor and another bank, or if another company holding or any shareholder of the company fail to comply with Creditor.

Such grounds for advance termination are not restrictive pursuant to the Law.

PAYMENT OF COSTS AND FEES

Twelveth.    Debtor shall pay all costs and fees pursuant to this Agreement. Debtor shall submit to Creditor all and any proof of such costs and payments.

ENFORCEMENT OF THIS AGREEMENT

Thirteenth.    Creditor is entitled to demand payment from Debtor through the usual legal business proceedings, and may determine the assets subject to foreclosure and appoint the Bailee who will take possession of such assets with no need for bail. In such case, Debtor shall not be appointed Bailee.

JURISDICTION

Fourteenth.    Parties subject themselves to the jurisdiction of the Federal District of Mexico or Puebla, Puebla, waiving the jurisdiction that might apply pursuant to their current or future domiciles.

DOMICILES

Creditor:

Av. [illegible] Sur No. 5, Col. La Paz, Puebla, Puebla, 72160, México.

Debtor:

Av. Pastor Rouaix No. 1306, Col. Guadalupe Hidalgo, Tehuacán, Puebla.

The Debtor’s domicile shall persist for any notice until it notifies Creditor in writing of a change of address.

NEW TERMS ON SUPPLIES

Sixteenth.    The terms and conditions of this Agreement must be modified by Parties if such change stems from the provision of supplies pursuant to this Agreement

TAXES

Seventeenth.    Debtor shall pay to Creditor without any withholding or compensation.

DISCLOSURE OF INFORMATION

Eighteenth.    Debtor authorizes Creditor to supply Debtor’s suppliers with pertinent information pertaining to this Agreement if such information is requested for the provision of supplies to Debtor.

REPRESENTATION

S.B. Márquez states he is the existing representative and offers records to prove such representation.

J. A. Pérez Pastrana does likewise.

C. Razón Reyes ditto.

H. J. Marín Ruíz, ditto.

There follows a detailed statement on the personal info of the aforementioned representatives.

Likewise, the subsequent text is standard legal phrasing stating legal certification by the public notary as to the validity of this Public Instrument and the pertinent official seals.